850292                       - 4 -
                        VOTING AGREEMENT


           This Voting Agreement dated as of January 10, 1998, is
entered    into    between   Mercantile    Bancorporation    Inc.
("Mercantile"),  and  the  undersigned director  and  shareholder
("Shareholder") of CBT Corporation ("CBT").

           WHEREAS, CBT, Mercantile and Ameribanc, Inc., a wholly owned subsidiary of Mercantile ("Ameribanc"), have proposed to enter into an Agreement and Plan of Merger (the "Agreement"), dated as of today, which contemplates the acquisition by Mercantile of 100% of the capital stock of CBT (collectively, the "CBT Stock") by means of a merger between CBT and Ameribanc; and

            WHEREAS,   Mercantile  is  willing  to   expend   the
substantial time, effort and expense necessary to implement the Merger, only if Shareholder enters into this Voting Agreement;
and

           WHEREAS, the undersigned shareholder of CBT believes that the Merger is in his best interest and the best interest of CBT.

           NOW, THEREFORE, in consideration of the premises, Shareholder hereby agrees as follows:

               1. Voting Agreement. Shareholder shall vote all of the shares of CBT Stock he now owns of record or has voting control with respect to or hereafter acquires, in favor of the Merger at the meeting of shareholders of CBT to be called for the purpose of approving the Merger (the "Meeting").

                2. No Competing Transaction. Shareholder shall not vote any of his shares of CBT Stock in favor of any other merger or sale of all or substantially all the assets of CBT to any person other than Mercantile or its affiliates until the Effective Time of the Merger, termination of the Agreement or abandonment of the Merger by the mutual agreement of CBT and Mercantile, whichever comes first.

                3. Transfers Subject to Agreement. Shareholder shall not transfer his shares of CBT Stock unless the transferee, prior to such transfer, executes a voting agreement with respect to the transferred shares substantially to the effect of this Voting Agreement and satisfactory to Mercantile.

                4. No Ownership Interest. Nothing contained in this Voting Agreement shall be deemed to vest in Mercantile any direct or indirect ownership or incidence of ownership of or with respect to any shares of CBT Stock. All rights, ownership and economic benefits of and relating to the shares of CBT Stock shall remain and belong to Shareholder and Mercantile shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of CBT or exercise any power or authority to direct Shareholder in the voting of any of his shares of CBT Stock, except as otherwise expressly provided herein, or the performance of his duties or responsibilities as a director of CBT.

                5. Evaluation of Investment. Shareholder, by reason of his knowledge and experience in financial and business matters and in his capacity as a director of a financial institution, believes himself capable of evaluating the merits and risks of the potential investment in common stock of
Mercantile, $0.01 par value ("Mercantile Common Stock"), contemplated by the Agreement.

                  6. Documents Delivered. Shareholder acknowledges having reviewed the Agreement and its attachments and that reports, proxy statements and other information with respect to Mercantile filed with the Securities and Exchange Commission (the "Commission") were, prior to his execution of this Voting Agreement, available for inspection and copying at the Offices of the Commission and that Mercantile delivered the following such documents to CBT:

                                (a)    Mercantile's   Annual
                         Report  on Form 10-K for  the  year
                         ended December 31, 1996, as amended
                         by Form 10-K/A;

                               (b)   Mercantile's  Quarterly
                         Reports   on  Form  10-Q  for   the
                         quarters  ended  March  31,   1997,
                         June  30,  1997  and September  30,
                         1997; and

                                (c)    Mercantile's  Current
                         Reports on Form 8-K dated April 25,
                         1997,  May 13, 1997, July 1,  1997,
                         two  dated September 25,  1997  and
                         Current Report on Form 8-K/A  dated
                         May 22, 1997.

                7.    Amendment  and Modification.   This  Voting
Agreement may be amended, modified or supplemented at any time by
the   written   approval  of  such  amendment,  modification   or
supplement by Shareholder and Mercantile.

                8. Entire Agreement. This Voting Agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Agreement.

                9. Severability. The parties agree that if any provision of this Voting Agreement shall under any circumstances be deemed invalid or inoperative, this Voting Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

                10. Counterparts. This Voting Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                11. Governing Law. The validity, construction, enforcement and effect of this Voting Agreement shall be governed by the internal laws of the State of Missouri, without regard to its conflict of laws principles.

               12.  Headings.  The headings for the paragraphs of
this Voting Agreement are inserted for convenience only and shall
not   constitute  a  part  hereof  or  affect  the   meaning   or
interpretation of this Voting Agreement.

                13. Termination. This Voting Agreement shall terminate upon the consummation of the Merger or upon termination of the Agreement, whichever comes first.

                14. Successors. This Voting Agreement shall be binding upon and inure to the benefit of Mercantile and its successors, and Shareholder and Shareholder's spouse and their respective executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This Voting Agreement shall survive the death or incapacity of Shareholder. This Agreement may be assigned by Mercantile only to an affiliate of Mercantile.



                                MERCANTILE BANCORPORATION INC.



                                By:
                                   John  W. Rowe, Executive
                                   Vice President
                                   Mercantile   Bank National Association
                                   Authorized Officer



                                SHAREHOLDER